EXHIBIT 10.20

                                 PROMISSORY NOTE
                                 ---------------

US$1,000,000                                      Dated:   As of October 1, 2004

     FOR VALUE RECEIVED, the undersigned, MARCELLUS GROUP, L.L.C. a New York limited liability company ("Maker"), hereby promises to pay to the order of CROWN MILL RESTORATION DEVELOPMENT, L.L.C. a New York limited liability company ("Holder") the principal sum of One Million Dollars ($1,000,000)(the "Principal Amount"), on or by November 1, 2006 (the "Maturity Date"), plus accrued and unpaid interest as set forth below on the dates and in the installments set forth below.

     1. The Maker shall pay to the Holder installments in the amount of US$25,946.98 which shall be due and payable on the first day of November, 2004 and on the first day of each month thereafter through and including the Maturity Date or earlier termination of this Note. Payments on this Note shall be applied first to reduce any interest which shall have accrued hereunder, and then to reduce the outstanding principal balance hereof. This Note may be prepaid by Maker at any time, in whole or in part, together with all interest accrued to the date of such prepayment without premium or penalty, upon notice to Holder. Principal and interest shall be payable in lawful money of the United States of America in immediately available funds, without any deduction, setoff or counterclaim, at the address of Holder specified herein.

     2. This Note shall bear interest on the unpaid principal amount hereof commencing on the date hereof at a rate of 8.0% per annum. Upon the occurrence and during the continuance of an Event of Default, interest shall accrue on the unpaid principal amount of this Note, from the date of such default until the earlier of the date the principal sum is paid in full or, if applicable, the date such default is cured, at the rate of 10% per annum (but not higher than the applicable maximum rate provided by law). Any unpaid Accrued interest on the outstanding principal amount of this Note shall be payable on the Maturity Date, unless accelerated as a result of the occurrence of an Event of Default as set forth below.

     3. The principal amount of this Note may be prepaid, at the option of Maker, in whole at any time, together with all accrued interest upon ten (10) days prior written notice to Holder.

     4. The unpaid principal amount of this Note, the accrued interest thereon and all other obligations of Maker hereunder (collectively, the "Obligations"), at the option of Holder, shall become immediately due and payable upon the occurrence of any of the following events of default ("Events of Default"):

        (a) Maker shall fail to pay: (i) any installment payment pursuant to
Section 1 above within thirty (30) days of its due date; (ii) any principal or accrued interest under this Note within thirty (30) days after the Maturity Date; or (iii) any of the other monetary obligations to be paid by it under this Note within thirty (30) days of the due date for payment of same.

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        (b) Maker shall default in the observance or performance of any material agreements, covenants or conditions contained in this Note or in any other document or instrument referred to herein or therein (except the failure to pay monetary obligations) and fail to cure such default within thirty (30) business days of the date Maker obtains notice thereof whether from Holder or otherwise.

        (c) Any present or future representation or warranty made by or on behalf of Maker whether contained herein shall be false or incorrect in any material respect when such representation or warranty is made.

        (d) The occurrence of any of the following with respect to Maker: dissolution; termination of existence; insolvency; business cessation; calling of a meeting of creditors; appointment of a receiver for any property; assignment for the benefit of creditors or admit in writing its inability to pay its debts as they become due; voluntary commencement of any proceeding under any bankruptcy or insolvency law; commencement of any involuntary proceeding under any bankruptcy or insolvency law and if any such involuntary proceeding is not dismissed within 45 days or the relief requested is granted; entry of a court order which enjoins or restrains the conduct of business in the ordinary course.

     5. Maker shall reimburse Holder for all costs and expenses incurred by Holder and shall pay the reasonable fees, disbursements and out of pocket expenses of counsel to Holder in connection with the enforcement of Holder's rights hereunder. Maker shall also pay any and all taxes (other than taxes on or measured by net income of the holder of this Note) recording fees, filing charges, search fees or similar items incurred or payable in connection with the execution and delivery of this Note.

     6. Maker shall indemnify, defend and save Holder harmless from and against any and all claims, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees, disbursements and out of pocket expenses) of any nature whatsoever which may be asserted against or incurred by Holder arising out of or in any manner occasioned by or any failure by Maker to perform any of its obligations hereunder.

     7. Maker agrees to do such further acts and to execute and deliver to Holder such additional agreements, instruments and documents as Holder may reasonably require or deem advisable to effectuate the purposes of this Note, or to confirm to Holder its rights, powers and remedies under this Note.

     8. (a) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered or transmitted personally by messenger, by recognized overnight courier, telecopied or mailed (by registered or certified mail, postage prepaid) as follows:

                           (i) If to Maker, one copy to:

                           MARCELLUS GROUP, LLC
                           22 West Main Street
                           Marcellus, New York 13108
                           Attention: V. William Lucchetti, Jr.

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                           (ii) If to the Holder:

                           Crown Mill Restoration Development, LLC
                           25 Broad Street, Tower Suite I
                           New York, New York 10004
                           Attention: V. William Lucchetti, Jr.

        (b) Each such notice or other communication shall be effective: (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in Section 8(a) (with confirmation of transmission received by the sender); or (ii) if given by any other means, when received at the address specified in Section 8(a). Any party by notice given in accordance with this
Section 8 to the other party may designate another address (or telecopier number) or person for receipt of notices hereunder.

     9. This Note contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

     10. This Note may be amended, superseded, cancelled, renewed or extended only by a written instrument signed by Holder and Maker. Any provisions hereof may be waived by a party but any such waiver must be in writing signed by such party and any such waiver shall be effective only in the specific instance and for the specific purpose for which given. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

     11. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws rules thereof.

     12. Maker irrevocably: (a) agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought in the courts of the State of New York or the courts of the United States located in New York County, New York; (b) consents to the jurisdiction of each court in any such suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; (d) waives the right to assert any counterclaim in any such suit, action and proceeding; and (e) waives the right to a trial by jury in any such suit, action or other legal proceeding.

     13. This Note and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. Nothing herein express or implied is intended or shall be construed to confer upon or to give anyone

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other than the parties hereto and their respective heirs, legal representatives and successors any rights or benefits under or by reason of this Agreement and no other party shall have any right to enforce any of the provisions of this Agreement.

     14. If any provision of this Note for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Note, but this Note shall be construed as if such illegal, invalid or unenforceable provision had never been included herein.


         IN WITNESS WHEREOF, the undersigned has executed this Promissory Note as of the date first written above.



ATTEST:
                                            MAKER:
                                            MARCELLUS GROUP, LLC

/s/                                         By:  /s/
-----------------------------                  -------------------------------
                                            Name:     V. William Lucchetti, Jr.
                                            Title:    Manager

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